UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2002

ZAMBA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1636021
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

0-22718

(Commission File No.)

3033 Excelsior Blvd, Suite 200, Minneapolis, Minnesota 55416

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 832-9800

Item 5.                    Other Events and Regulation FD Disclosure.

On November 22, 2002, Ashok Jain resigned from Zamba’s Board of Directors.  Mr. Jain was the designee of HCL Technologies America, Inc. to Zamba’s Board pursuant to Zamba’s Strategic Alliance Agreement dated February 21, 2002 with HCL Technologies America, Inc. and HCL Technologies Limited, India.  On November 22, 2002, HCL also gave notice of termination for the Strategic Alliance Agreement.  According to HCL’s notice of termination, the termination of the alliance agreement shall take effect 180 days after November 22, 2002.  Further, HCL and HCL India stated that they reserved their respective rights under the alliance agreement to make the termination effective earlier in accordance with the terms of the alliance agreement.

In a separate communication sent at the same time as the notice of termination, HCL stated that it “would continue to act in good faith and meet its obligations including servicing customers.”

Zamba had previously disclosed the possibility of termination of the Strategic Alliance Agreement, along with other risks related to its relationship with HCL, in its Quarterly Report on Form 10-Q that was filed on November 14, 2002, including Exhibit 99.01 thereto.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

                None.

(b) Pro forma financial information.

                None.

(c) Exhibits.

                None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAMBA CORPORATION

By:	/s/ Ian L. Nemerov
Ian L. Nemerov
Secretary and General Counsel

Dated: November 29, 2002